Exhibit 99.1

IMPAX Reports SEC Actions
HAYWARD, Calif.–(BUSINESS WIRE)–Jan. 2, 2007–IMPAX Laboratories, Inc. (OTC:IPXL) ("IMPAX" or the "Company") reported that on Friday December 29, 2006, the Securities and Exchange Commission ("SEC") issued an order instituting an administrative proceeding to determine whether, in light of the Company's failure to file reports since September 2004, the registration of its securities under Section 12 of the Securities Exchange Act of 1934 should be suspended or revoked. An Administrative Law Judge will consider the evidence in this matter and is ordered to issue an initial decision within 120 days. Also on December 29, 2006, the SEC suspended trading in IMPAX shares during the 10-business-day period from December 29, 2006 through January 16, 2007 because of the Company's failure to file reports.

The Company has not filed a periodic report since its report for the period ended September 30, 2004 because, as it announced in May 2005, it has been working to determine the appropriate accounting treatment for transactions under its Strategic Alliance Agreement with an affiliate of Teva Pharmaceutical Industries, Ltd. The Company continues to make significant progress in determining the appropriate accounting treatment and completing its 2004 and 2005 financial statements and is optimistic that its continued progress will enable it to avoid such suspension or revocation of the registration of its securities.

The Company understands that trading in its stock may resume on January 17, 2007 and that dealers will be permitted to publish quotations only on behalf of customers that represent customers' indications of interest and do not involve dealers' solicitation of such interest.

The Company also reported that its available cash and investments at December 31, 2006 was approximately $30.2 million. The Company continues to actively develop, manufacture and ship products and received nine FDA approvals during 2006, including the recent approval of its generic version of Wellbutrin XL 300mg, a product marketed by GlaxoSmithKline that had U.S. sales of $1.0 billion during the 12 months ended October 31, 2006 according to Wolters Kluwer Health.

About IMPAX Laboratories, Inc.

IMPAX Laboratories, Inc. is a technology based specialty pharmaceutical company applying its formulation expertise and drug delivery technology to the development of controlled-release and specialty generics in addition to the development of branded products. IMPAX markets its generic products through its Global Pharmaceuticals division and markets its branded products through the IMPAX Pharmaceuticals division. Additionally, where strategically appropriate, IMPAX has developed marketing partnerships to fully leverage its technology platform. IMPAX Laboratories is headquartered in Hayward, California, and has a full range of capabilities in its Hayward and Philadelphia facilities. For more information, please visit the Company's Web site at: www.impaxlabs.com.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995:

To the extent any statements made in this news release contain information that is not historical, these statements are forward-looking in nature and express the beliefs and expectations of management. Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause IMPAX's future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, possible adverse effects resulting from the delisting of and suspension of trading in IMPAX's stock, the SEC proceeding to determine whether to suspend or revoke the registration of IMPAX's securities under section 12 of the Securities Exchange Act, IMPAX's delay in filing its 2004 Form 10-K, its Form 10-Q for each of the first three quarters of 2005, its Form 10-K for 2005, and its Form 10-Q for each of the first three quarters of 2006, IMPAX's ability to obtain sufficient capital to fund its operations, the difficulty of predicting FDA filings and approvals, consumer acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, IMPAX's ability to successfully develop and commercialize pharmaceutical products, IMPAX's reliance on key strategic alliances, the uncertainty of patent litigation, the availability of raw materials, the regulatory environment, dependence on patent and other protection for innovative products, exposure to product liability claims, fluctuations in operating results and other risks detailed from time to time in IMPAX's filings with the Securities and Exchange Commission. Forward-looking statements speak only as to the date on which they are made, and IMPAX undertakes no obligation to update publicly or revise any forward-looking statement, regardless of whether new information becomes available, future developments occur or otherwise.

CONTACT: IMPAX Laboratories, Inc.
Larry Hsu, Ph.D. President & CEO
510-476-2000, Ext. 1111
Arthur Koch, CFO
215-933-0351
www.impaxlabs.com
or
Investor Relations:
Lippert/Heilshorn & Associates, Inc.
Kim Sutton Golodetz,
212-838-3777
kgolodetz@lhai.com
Bruce Voss,
310-691-7100
bvoss@lhai.com
www.lhai.com

SOURCE: IMPAX Laboratories, Inc.